EXHIBIT G(V) UNDER FORM N-1A
                                              EXHIBIT 10 UNDER ITEM 601/REG. S-K

                          AMENDMENT NO. 4 to Exhibit A

                               Custodian Contract

                                     between

                           VISION GROUP OF FUNDS, INC.

                                       and

                       STATE STREET BANK AND TRUST COMPANY

                               dated July 5, 1990

                    PORTFOLIOS OF VISION GROUP OF FUNDS, INC.

     VISION GROUP OF FUNDS, INC. (the "Fund") consists of the following portfolios (the "Portfolios") effective as of the dates set forth below:

        NAME                                                        DATE

        Vision Money Market Fund                                 June 1, 1988

        Vision New York Tax-Free Money Market Fund               June 1, 1988

        Vision Treasury Money Market Fund                        June 1, 1988

        Vision U.S. Government Securities Fund                   August 16, 1993

        Vision New York Municipal Income Fund                 August 16, 1993

        Vision Growth and Income Fund                         November 2, 1993

        Vision Capital Appreciation Fund                         June 1, 1996

        Vision Equity Income Fund                             September 1, 1997

        Vision Large Cap Growth Fund                             June 1, 1999


VISION GROUP OF FUNDS, INC.        STATE STREET BANK AND TRUST COMPANY

By: /S/ BETH S. BRODERICK          By:  /S/ MICHAEL E. HAGERTY
Name:  Beth S. Broderick           Name:  Michael E. Hagerty
Title:  Vice President             Title:  Vice President